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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

DATE OF THE REPORT:   APRIL 16, 1996               COMMISSION FILE NUMBER 1-5805
                     ----------------                                     ------

                         THE CHASE MANHATTAN CORPORATION
        ---------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                     13-2624428
 --------------------------                       -------------------
(STATE OR OTHER JURISDICTION                       (I.R.S. EMPLOYER
     OF INCORPORATION)                            IDENTIFICATION NO.)


  270 PARK AVENUE, NEW YORK, NEW YORK                   10017-2070
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   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (212) 270-6000
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Items 5.  Other Events.

         On March 31, 1996, The Chase Manhattan Corporation ("Chase") merged with and into Chemical Banking Corporation (the "Merger"), with Chemical Banking Corporation ("Chemical") continuing as the surviving corporation under the name "The Chase Manhattan Corporation". (Chemical, as the surviving corporation of the Merger, and as so renamed, is hereinafter referred to as the "Corporation".)

         The Corporation issued a press release reporting its earnings results for the first quarter of 1996 on April 16, 1996 (the "Press Release"). A copy of the Press Release is filed as an exhibit hereto.

         On April 17, 1996, the Corporation mailed its 1995 Annual Report to holders of record of its common stock as of April 8, 1996 in connection with its solicitation of proxies for the Corporation's annual meeting of stockholders to be held on May 21, 1996. The "Management's Discussion and Analysis" section of the Annual Report ("MD&A"), together with the audited financial statements of the Corporation and the notes thereto, and the report of Price Waterhouse LLP thereon, are filed as an exhibit hereto. Also filed as an exhibit hereto is a discussion of certain regulatory and supervisory matters relating to the Corporation ("Regulatory Description").

         Certain statements in the MD&A, the Regulatory Description and the Press Release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties, and the Corporation's actual future results may differ materially from those set forth in such forward-looking statements. Factors that might cause the Corporation's future financial performance to vary include, but are not limited to, those set forth in the MD&A and the Regulatory Description, as well as the following:

1. The Merger. Because of the inherent uncertainties associated with merging two large companies, there can be no assurance that the Corporation will be able fully to realize the cost savings it currently expects to realize as a result of the Merger or that such savings will be realized at the times currently anticipated. Currently unforeseen changes in real estate markets or personnel requirements, if they occur, could affect the timing and magnitude of the anticipated savings. Further, the technology integration and systems conversions to be undertaken in connection with the Merger include 67 major suites of systems and over 1,500 underlying individual applications. Each suite will be processing volumes at much higher levels than previously and operating feeds to the selected suites have had to be adapted to conform to processing requirements. Since these activities are highly complex and technologically sophisticated, currently unanticipated problems, if they occur, could delay the implementation timing or cost of the Merger more than currently anticipated.
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2.       Competition. The Corporation's revenue growth outlook for 1996 through
1998 assumes retention of major clients of Chase and Chemical with minimal Merger-related revenue loss. However, the Corporation operates in a highly competitive environment, which is expected to become increasingly competitive, and there is no assurance that the current customers of Chemical and Chase will continue to do the same level of business with the new Corporation following the Merger.

         The Corporation's bank subsidiaries compete with other domestic and foreign banks, thrift institutions, credit unions, and money market and other mutual funds for deposits and other sources of funds. In addition, the Corporation and its bank and non-bank subsidiaries face increased competition with respect to the diverse financial services and products they offer. Competitors also include finance companies, brokerage firms, investment banking companies, and a variety of other financial services and advisory companies. Many of these competitors are not subject to the same regulatory restrictions as are domestic bank holding companies and banks, such as the Corporation and its bank subsidiaries.

         The Corporation expects that competitive conditions will continue to intensify as a result of technological advances. Technological advances have, for example, made it possible for non- depository institutions to offer customers automatic transfer systems and other automated payment systems services that have been traditional banking products.

         Competition is also expected to increase as a result of recently enacted legislation permitting interstate banking. Legislation pending in Congress, which would permit new types of affiliations between banks and financial service companies, including securities firms, could, if enacted, also have increased competitive effects (See, "Legislation and Pending Litigation" below).

3. Foreign Operations. The Corporation does business throughout the world, including in developing regions of the world commonly known as emerging markets. The Corporation also invests in the securities of corporations located in such emerging markets. The Corporation's businesses and revenues derived from emerging markets securities are subject to risk of loss from unfavorable political and diplomatic developments, currency fluctuations, social instability, changes in governmental policies, expropriation, nationalization, confiscation of assets and changes in legislation relating to foreign ownership. In addition, foreign trading markets, particularly in emerging market countries are often smaller, less liquid, and more volatile than the U.S. trading markets.

4. Government Monetary Policies and Economic Controls. The earnings and business of the Corporation are affected by general economic conditions, both domestic and international. In addition, fiscal or other policies that are adopted by various regulatory authorities of the United States, by foreign governments, and by international agencies can have important
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consequences for the financial performance of the Corporation. The Corporation is particularly affected by the policies of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), which regulates the national supply of bank credit. Among the instruments of monetary policy available to the Federal Reserve Board are engaging in open-market operations in United States Government securities; changing the discount rates of borrowings of depository institutions; imposing or changing reserve requirements against depository institutions' deposits and certain assets of foreign branches; and imposing or changing reserve requirements against certain borrowings by banks and their affiliates (including parent corporations such as the Corporation). These methods are used in varying combinations to influence the overall growth of bank loans, investments, and deposits, and the interest rates charged on loans or paid for deposits.

         The Corporation has economic, credit, legal, and other specialists who monitor economic conditions, and domestic and foreign government policies and actions. However, since it is difficult to predict changes in macroeconomic conditions and in governmental policies and actions relating thereto, it is difficult to foresee the effects of any such changes on the business and earnings of the Corporation and its subsidiaries.

5. Legislation and Pending Litigation. Federal and state legislation affecting the banking industry has played, and will continue to play, a significant role in shaping the nature of the financial services industry. For example, during 1994, legislation was enacted (the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994) that permitted, commencing September 29, 1995, interstate banking (under certain conditions relating to concentration of deposits) and will permit, commencing June 1, 1997 (subject to enactment by any state of "opt-out" legislation), interstate branching by consolidation across state lines, of banks under the common control of a bank holding company. Furthermore, legislation is pending in Congress that would, if enacted, substantially reform the regulatory structure under which U.S. bank holding companies and other financial services institutions operate and could, therefore, have important implications for the Corporation and other financial services companies. Given the current status of these legislative efforts, it is not possible for the Corporation to predict the extent to which the Corporation and its subsidiaries may be affected by any of these initiatives.

         There are also cases pending before Federal and state courts that seek to expand or restrict interpretations of existing laws and their accompanying regulations affecting the activities of bank holding companies and their subsidiaries. For example, a number of lawsuits have been filed in several states against credit card issuing banks (including the Corporation's credit card- issuing bank) which allege that various fees and charges (such as late fees, over-the-limit fees, returned check charges and annual membership fees) that may be assessed against residents of such states by the credit card-issuing bank located in another state are prohibited under such states' laws. At issue is whether such states' laws prohibiting such fees and charges are pre- empted by Federal law. The issue is currently pending before the United States Supreme Court. Although the Corporation is not a party to the lawsuit pending before the U.S. Supreme Court,
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a decision that is adverse to the credit card issuing bank in that case could lead to the imposition of fines, penalties and refund requirements on other credit card issuers, including the Corporation, and could have an adverse impact on the Corporation's credit card operations. As another example, on March 26, 1996, the United States Supreme Court held that the Federal statute authorizing national banks to sell insurance in small towns pre-empts a state statute forbidding national banks from selling insurance in that state (Barnett Bank of Marion County, N.A. v. Bill Nelson, Florida Insurance Commissioner, et. al. (S. Ct. No. 94-1837). The Corporation believes this decision will enhance its ability to expand its current insurance activities.

6. Business Conditions and General Economy. The Corporation has identified its global markets, global services, investment banking, private banking and national consumer business as businesses that it believes will be primarily responsible for providing the anticipated revenue growth of the Corporation in 1996 and the years immediately beyond. However, there is no assurance that such businesses will experience revenue growth at the rates currently anticipated. The profitability of these businesses, as well as the Corporation's credit quality, could be adversely affected by a worsening of general economic conditions, particularly by a higher domestic interest rate environment, as well as by foreign and domestic trading market conditions. An economic downturn or significantly higher interest rates could increase the risk that a greater number of the Corporation's customers would become delinquent on their loans or other obligations to the Corporation, or would refrain from securing additional debt. In addition, a higher level of domestic interest rates could affect the amount of assets under management by the Corporation (for example, by affecting the flows of moneys to or from the mutual funds managed by the Corporation), impact the willingness of financial investors to participate in loan syndications and underwritings managed by the Corporation's corporate finance business, adversely impact the Corporation's loan and deposit spreads and affect its domestic trading revenues. Revenues from foreign trading markets may also be subject to negative fluctuations as a result of the impact of unfavorable political and diplomatic developments, social instability and changes in the policies of central banks or foreign governments, and the impact of these fluctuations could be accentuated by the volatility and lack of relative liquidity in some of these foreign trading markets.
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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

The following exhibits are filed with this Report:

Exhibit Number               Description
- --------------               -----------
99.1                         Press Release dated April 16, 1996

99.2 Management's Discussion and Analysis and audited financial statements from the 1995 Annual Report of the Corporation

99.3                         Supervision and Regulation of The Chase Manhattan
                             Corporation

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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       THE CHASE MANHATTAN CORPORATION
                                       -------------------------------
                                                  (Registrant)

Dated: April 17, 1996                  By      /s/ John B. Wynne
                                          -------------------------------
                                                  John B. Wynne
                                                  Secretary
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                                  EXHIBIT INDEX

Exhibit Number               Description
- --------------               -----------
99.1                         Press Release dated April 16, 1996

99.2 Management's Discussion and Analysis and audited financial statements from the 1995 Annual Report of the Corporation

99.3                         Supervision and Regulation of The Chase Manhattan
                             Corporation